EXHIBIT 99.1

A10 Networks Reports Fourth Quarter and Year 2018 Financial Results

SAN JOSE, Calif., Feb. 7, 2019 -- A10 Networks, Inc. (NYSE: ATEN), a leading provider of intelligent and automated cybersecurity solutions, today announced financial results for its fourth quarter and year ended Dec. 31, 2018.

Fourth Quarter 2018 Financial Summary

•	Revenue increased 11 percent to $61.8 million, compared with $55.5 million in fourth quarter 2017

•	GAAP gross margin of 77.7 percent, non-GAAP gross margin of 78.2 percent

•	GAAP operating margin of (3.9) percent, non-GAAP operating margin of 5.3 percent

•	GAAP net loss of $1.6 million, or $0.02 per basic and diluted share, non-GAAP net income of $4.1 million, or $0.05 per diluted share

Year 2018 Financial Summary

•	Revenue of $232.2 million, compared with $235.4 million in 2017

•	GAAP gross margin of 77.7 percent, non-GAAP gross margin of 78.3 percent

•	GAAP operating margin of (11.9) percent, non-GAAP operating margin of 0.4 percent

•	GAAP net loss of $27.6 million, or $0.38 per basic and diluted share, non-GAAP net income of $0.9 million, or $0.01 per diluted share

•	Ended the year with $128.4 million in cash, cash equivalents and marketable securities

A reconciliation between GAAP and non-GAAP information is contained in the financial statements below.

“We are building solid momentum in the market with our advanced suite of 5G, security and multi-cloud solutions. Revenue increased 11 percent year-over-year to $61.8 million and our security product revenue grew to reach 38 percent of product revenue for the year, achieving our goal for the year. We also continue to make good progress with our sales transformation initiative and drove double-digit year-over-year product revenue growth in North America, Japan, APAC and Latin America,” said Lee Chen, president and chief executive officer of A10 Networks. “Our technology vision and differentiated platform is resonating with customers and we remain committed to increasing our pace of innovation, refining our go-to-market engine and improving our sales productivity. Our strategy is clear, our team is energized and we believe we are on the right path to maximize our opportunities in the fast-growing areas of security, 5G and multi-cloud.”

Prepared Materials and Conference Call Information
A10 Networks has made available a presentation with management’s prepared remarks on its fourth quarter and year 2018 financial results. These materials are accessible from the “Investor Relations” section of the A10 Networks website at investors.a10networks.com.

A10 Networks will host a conference call today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time for analysts and investors to discuss its fourth quarter and year 2018 financial results and outlook for its first quarter 2019. Open to the public, investors may access the call by dialing +1-844-792-3728 or +1-412-317-5105. A live audio webcast of the conference call will be accessible from the “Investor Relations” section of the A10 Networks website at investors.a10networks.com. The webcast will be archived for a period of one year. A telephonic replay of the conference call will be available two hours after the call, will run for five business days, and may be accessed by dialing +1-877-344-7529 or +1-412-317-0088 and entering the passcode 10127435. The press release and supplemental financials will be accessible from the “Investor Relations” section of the A10 Networks website prior to the commencement of the conference call.

Forward-Looking Statements
This press release contains “forward-looking statements,” including statements regarding our projections for our future operating results, the pace of growth in the market for our solutions, our sales transformation initiative, our pace of innovation, the refining of our go-to-market engine, improving our sales productivity, our belief that we are on the right path, and our ability to maximize our opportunities. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Factors that may cause actual results to differ include execution risks related to closing key deals and improving our execution, the continued market adoption of our products, our ability to successfully anticipate market needs and opportunities, our timely development of new products and features, our ability to achieve or maintain profitability, any loss or delay of expected purchases by our largest end-customers, our ability to attract and retain new end-customers, our ability to maintain and enhance our brand and reputation, continued growth in markets relating to network security, the success of any future acquisitions or investments in complementary companies, products, services or technologies, the ability of our sales team to execute well, our ability to shorten our close cycles, the ability of our channel partners to sell our products, variations in product mix or geographic locations of our sales and risks associated with our presence in international markets.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying table contain certain non-GAAP financial measures, including non-GAAP net income (loss), non-GAAP gross profit and non-GAAP operating income (loss). Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.

A10 Networks considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider to be our core operating performance, and are used by the company's management for that purpose. We define non-GAAP net income (loss) as our GAAP net income (loss) excluding: (i) stock-based compensation, (ii) amortization expense related to acquisition and (iii) non-recurring expenses associated with the litigation and internal investigation. We define non-GAAP gross profit as our GAAP gross profit excluding stock-based compensation. We define non-GAAP operating income (loss) as our GAAP income (loss) from operations excluding (i) stock-based compensation, (ii) amortization expense related to acquisition and (iii) non-recurring expenses associated with the litigation and internal investigation.

We have included our non-GAAP net income (loss), non-GAAP gross profit and non-GAAP operating income (loss) in this press release. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies.

Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release.

About A10 Networks
A10 Networks (NYSE: ATEN) is a provider of intelligent and automated cybersecurity solutions, providing a portfolio of high-performance secure application solutions that enable intelligent automation with machine learning to ensure business-critical applications are secure and always available. Founded in 2004, A10 Networks is based in San Jose, Calif., and serves customers in more than 80 countries with offices worldwide. For more information, visit: www.a10networks.com and @A10Networks.

The A10 logo, A10 Networks, A10 Thunder and A10 5G-GiLAN are trademarks or registered trademarks of A10 Networks, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

Investor Contact:
Maria Riley & Chelsea Lish
The Blueshirt Group
415-217-7722
investors@a10networks.com

Source: A10 Networks, Inc.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Revenue:
Products	$39,044	$32,973	$144,682	$149,903
Services	22,781	22,544	87,541	85,526
Total revenue	61,825	55,517	232,223	235,429
Cost of revenue:
Products	9,087	8,145	34,066	36,269
Services	4,724	3,763	17,830	17,049
Total cost of revenue	13,811	11,908	51,896	53,318
Gross profit	48,014	43,609	180,327	182,111
Operating expenses:
Sales and marketing	25,983	22,606	103,214	101,360
Research and development	15,283	13,462	65,157	62,991
General and administrative	9,171	6,688	39,635	28,132
Total operating expenses	50,437	42,756	208,006	192,483
Income (loss) from operations	(2,423)	853	(27,679)	(10,372)
Non-operating income (expense):
Interest expense	(30)	(34)	(129)	(162)
Interest and other income (expense), net	1,267	210	1,273	989
Total non-operating income (expense), net	1,237	176	1,144	827
Income (loss) before income taxes	(1,186)	1,029	(26,535)	(9,545)
Provision for income taxes	422	243	1,082	1,206
Net income (loss)	$(1,608)	$786	$(27,617)	$(10,751)
Net income (loss) per share:
Basic	$(0.02)	$0.01	$(0.38)	$(0.15)
Diluted	$(0.02)	$0.01	$(0.38)	$(0.15)
Weighted-average shares used in computing net income (loss) per share:
Basic	73,865	71,145	72,882	70,053
Diluted	73,865	74,559	72,882	70,053

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
GAAP net income (loss)	$(1,608)	$786	$(27,617)	$(10,751)
Stock-based compensation	3,983	3,379	17,038	17,203
Amortization expense related to acquisition	252	252	1,010	1,010
Litigation and investigation expense	1,465	—	10,496	—
Non-GAAP net income	$4,092	$4,417	$927	$7,462
Non-GAAP net income per share:
Basic	$0.06	$0.06	$0.01	$0.11
Diluted	$0.05	$0.06	$0.01	$0.10
Weighted average shares used in computing non-GAAP net income per share:
Basic	73,865	71,145	72,882	70,053
Diluted	75,737	74,559	75,222	74,270

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	December 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$40,621	$46,567
Marketable securities	87,754	84,567
Accounts receivable, net of allowances	53,972	48,266
Inventory	17,930	17,577
Prepaid expenses and other current assets	14,662	6,825
Total current assets	214,939	203,802
Property and equipment, net	7,262	9,913
Goodwill	1,307	1,307
Intangible assets	3,748	5,190
Other non-current assets	8,620	4,646
Total Assets	$235,876	$224,858
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$8,202	$9,033
Accrued liabilities	25,291	21,835
Deferred revenue	63,874	61,858
Total current liabilities	97,367	92,726
Deferred revenue, non-current	34,092	32,779
Other non-current liabilities	534	967
Total liabilities	131,993	126,472
Stockholders’ Equity:
Common stock and additional paid-in-capital	376,273	355,534
Accumulated other comprehensive loss	(144)	(123)
Accumulated deficit (1)	(272,246)	(257,025)
Total Stockholders' Equity	103,883	98,386
Total Liabilities and Stockholders' Equity	$235,876	$224,858

(1)
The adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) in the first quarter of 2018 resulted in a reduction to the accumulated deficit balance of $12.4 million as of January 1, 2018.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Years Ended December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(27,617)	$(10,751)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	7,880	8,511
Stock-based compensation	17,038	17,203
Provision for doubtful accounts and sales returns	212	1,147
Other non-cash items	(68)	(422)
Changes in operating assets and liabilities:
Accounts receivable	(6,119)	12,362
Inventory	(1,529)	(4,669)
Prepaid expenses and other assets	(2,434)	(2,399)
Accounts payable	(603)	(942)
Accrued and other liabilities	3,116	(8,868)
Deferred revenue	7,331	3,018
Other	99	124
Net cash (used in) provided by operating activities	(2,694)	14,314
Cash flows from investing activities:
Proceeds from sales of marketable securities	32,720	27,901
Proceeds from maturities of marketable securities	51,024	60,138
Purchases of marketable securities	(86,823)	(87,447)
Purchase of investment	(1,000)	—
Purchases of property and equipment	(2,797)	(5,734)
Net cash used in investing activities	(6,876)	(5,142)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee equity incentive plans	3,701	12,244
Repurchases and retirement of common stock	—	(3,071)
Payment of contingent consideration	—	(650)
Other	(77)	(103)
Net cash provided by financing activities	3,624	8,420
Net (decrease) increase in cash and cash equivalents	(5,946)	17,592
Cash and cash equivalents - beginning of period	46,567	28,975
Cash and cash equivalents - end of period	$40,621	$46,567

A10 NETWORKS, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT
(unaudited, in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
GAAP gross profit	$48,014	$43,609	$180,327	$182,111
GAAP gross margin	77.7%	78.6%	77.7%	77.4%
Non-GAAP adjustments:
Stock-based compensation	325	294	1,602	1,362
Non-GAAP gross profit	$48,339	$43,903	$181,929	$183,473
Non-GAAP gross margin	78.2%	79.1%	78.3%	77.9%

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP OPERATING INCOME
(unaudited, in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
GAAP income (loss) from operations	$(2,423)	$853	$(27,679)	$(10,372)
GAAP operating margin	(3.9)%	1.5%	(11.9)%	(4.4)%
Non-GAAP adjustments:
Stock-based compensation	3,983	3,379	17,038	17,203
Amortization expense related to acquisition	252	252	1,010	1,010
Litigation and investigation expense	1,465	—	10,496	—
Non-GAAP operating income	$3,277	$4,484	$865	$7,841
Non-GAAP operating margin	5.3%	8.1%	0.4%	3.3%